UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 14, 2016

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our 2016 Annual Meeting of Shareholders held on July 14, 2016, our shareholders voted on proposals to: (1) elect the nine individuals nominated by the Board of Directors of Duluth Holdings Inc. (the “Company”) to serve as directors until the 2017 Annual Meeting of Shareholders, and (2) ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending January 29, 2017.  The final voting results on these proposals are as follows:

(1)  Election of the below-named nominees to the Board of Directors of the
Company:

Nominee	Class of Common Stock	Number of Votes FOR	Number of Votes Against	Withheld/ Abstentions	Broker Non-Votes

Stephen L. Schlecht	Class A	33,642,000	0	0	0
	Class B	14,105,284	2,804,156	2,383	1,290,676

Stephanie L. Pugliese	Class A	33,642,000	0	0	0
	Class B	15,407,150	1,503,335	1,338	1,290,676

E. David Coolidge III	Class A	33,642,000	0	0	0
	Class B	16,845,507	1,503,335	1,338	1,290,676

Francesca M. Edwardson	Class A	33,642,000	0	0	0
	Class B	16,845,404	64,981	1,438	1,290,676

William E. Ferry	Class A	33,642,000	0	0	0
	Class B	16,845,339	64,931	1,553	1,290,676

David C. Finch	Class A	33,642,000	0	0	0
	Class B	16,846,697	63,638	1,488	1,290,676

Thomas G. Folliard	Class A	33,642,000	0	0	0
	Class B	16,841,629	68,711	1,483	1,290,676

C. Roger Lewis	Class A	33,642,000	0	0	0
	Class B	16,781,461	128,879	1,483	1,290,676

Brenda I. Morris	Class A	33,642,000	0	0	0
	Class B	16,845,979	64,381	1,463	1,290,676

(2)  Ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending January 29, 2017:

Class of Common Stock	Number of Votes FOR	Number of Votes Against	Withheld/Abstentions

Class A	33,642,000	0	0

Class B	18,195,482	5,115	1,902

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: July 18, 2016	By: /s/ Mark M. DeOrio
Mark M. DeOrio Senior Vice President and Chief Financial Officer

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